UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

GLADSTONE CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Institutional Shareholder Services Inc. and Glass Lewis & Co. Recommend “FOR” Vote on NAV

Proposal for Gladstone Capital Corporation’s 2014 Annual Meeting of Stockholders

McLean, VA, February 4, 2014: Gladstone Capital Corporation (NASDAQ: GLAD) (the “Company”) announced today that the industry’s two leading independent proxy advisory firms – Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) – each recently issued a report recommending that the Company’s stockholders vote “FOR” all proposals included in the Company’s definitive proxy statement (the “Proxy Statement”) for the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”) filed with the U.S. Securities and Exchange Commission (“SEC”) on Schedule 14A, on December 13, 2013. The Proxy Statement includes a proposal that would allow the Company to issue and sell shares of its common stock below its then-current net asset value per share (“NAV”) during the next 12 months, subject to certain limitations delineated in the Proxy Statement.

The following proposals are scheduled for a vote at the Annual Meeting:

1.	Election of incumbent directors, Michela A. English and Anthony W. Parker, to hold office until the 2017 Annual Meeting of Stockholders; and

2.	Approval of a proposal to authorize the Company to sell shares of its common stock at a price below its then-current NAV (subject to certain limitations delineated in the Proxy Statement).

The Annual Meeting is scheduled for Thursday, February 13, 2014 at 11:00 a.m. local time at the Hilton McLean Tysons Corner located at 7920 Jones Branch Drive, McLean, Virginia, 22102.

Election of Directors

Regarding the election of two incumbent directors (Michela A. English and Anthony W. Parker) to hold office until the 2017 Annual Meeting of Stockholders, each of ISS and Glass Lewis recommended a vote “FOR” both directors.

NAV Proposal

The Company’s Proxy Statement includes a proposal to authorize the Company, with the approval of its board of directors, to issue and sell shares of its common stock (during the next 12 months from the date of the Annual Meeting) at a price below its then-current NAV, subject to certain limitations set forth in the Proxy Statement (including, without limitation, that the number of shares issued and sold pursuant to such authority does not exceed 25% of the then outstanding common stock immediately prior to each such sale). Each of ISS and Glass Lewis recommended a vote “FOR” such proposal.

Important Information:

The Company reminds stockholders that their vote is important, and urges all stockholders to take a moment to vote their shares. Stockholders with questions related to the Annual Meeting or the voting of their shares, or who need to request additional proxy materials, are strongly encouraged to contact the Company’s proxy solicitor, Georgeson Inc. at 1-(800) 790-6795, or the Company at 1-(866)-366-5745.

The Company also conducted an informational call with stockholders on January 8, 2014, regarding the aforementioned proposals. Stockholders who were unable to listen to the call may access the replay by calling 1-(877) 344-7529 (international callers must dial 1-(412) 317-0088) and using conference code 10034900. The webcast replay of the conference call will be available online through February 13, 2014, the date of the Annual Meeting at www.gladstonecapital.com.

On December 13, 2013, the Company filed the Proxy Statement on Schedule 14A with the SEC in connection with the Annual Meeting. The Company’s stockholders are strongly advised to read the Proxy Statement carefully before making any voting or investment decision. The Company’s Proxy Statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov or from the Company’s website at www.gladstonecapital.com.

About Gladstone Capital Corporation: Gladstone Capital Corporation is a publicly traded business development company that invests in debt and equity securities, consisting primarily of senior term loans, second lien term loans, and subordinated term loans in small and medium sized businesses in the United States. The Company has paid 124 consecutive monthly cash distributions on its common stock. Before the Company started paying monthly distributions, the Company paid eight consecutive quarterly cash distributions on its common stock. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

Investor Relations Inquiries: Please visit www.gladstone.com or +1-703-287-5893.